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EXHIBIT 10.36

AMENDMENT NO. 2 TO RESEARCH COLLABORATION AND LICENSE
AGREEMENT BETWEEN TULARIK INC. AND SYNTEX (U.S.A.) LLC

    THIS AMENDMENT NO. 2 (this "Amendment") to the Research Collaboration and License Agreement dated as of July 8, 1997 (the "Agreement") by and between Syntex (U.S.A.) Inc., a Delaware corporation that has been merged into Syntex (U.S.A.) LLC, through its Roche Bioscience division, having offices at 3401 Hillview Avenue, Palo Alto, California 94304 ("Roche Bioscience"), and Tularik Inc., a Delaware corporation having offices at Two Corporate Drive, South San Francisco, California 94080 ("Tularik"), is entered into as of August 31, 2000. Roche Bioscience and Tularik may be referred to herein as a "Party" or, collectively, as "Parties."

    WHEREAS, the parties previously entered into the Agreement, which provided for a collaboration between Roche Bioscience and Tularik to discover proprietary Targets to use to identify proprietary compounds for development into Products;

    WHEREAS, the parties desire to modify the Agreement to clarify the transfer of reagents between the parties;

    WHEREAS, in order to accomplish the foregoing, the parties have agreed to amend the Agreement in part;

    NOW, THEREFORE, in consideration of the premises and the mutual covenants and agreements expressed herein, and for other good and valuable consideration, the receipt and sufficiency of which is hereby acknowledged, and intending to be legally bound, Tularik and Roche Bioscience hereby agree as follows:

    1.  Article 5 of the Agreement is hereby amended by adding a new Section 5.8:

      Section 5.8 Transfer of Reagents. If either Party (the "Transferring Party"), in the exercise of such Party's sole discretion, transfers reagents to the other Party (the "Screening Party") after the date of this Amendment, the Screening Party shall use such reagents solely in accordance with the terms of this Agreement. The Screening Party may use such reagents only at the Screening Party's place of business and in accordance with the Research Plan. Any unused quantities of the reagents shall, no later than the end of the Tail Period, be returned to the Transferring Party or, upon written request by Transferring Party, destroyed according to prescribed federal, state and local guidelines, including any written instructions received from the Transferring Party. THE TRANSFERRING PARTY DOES NOT MAKE ANY WARRANTY WITH RESPECT TO THE REAGENTS. The Screening Party shall bear all risk and liability for all harm arising from its use of the reagents. Screening Party and Transferring Party as used in this Section shall include such Party's Affiliates.

    2.  Capitalized terms used herein but not otherwise defined herein shall have the respective meanings assigned to such terms in the Agreement.

    3.  Except as expressly modified by this Amendment, all of the terms and conditions of the Agreement shall remain in full force and effect.

    4.  This Amendment may be executed in two or more counterparts, each of which shall be deemed an original but all of which shall be considered one and the same instrument.

    IN WITNESS WHEREOF, the parties have executed, or caused their duly authorized officer or representative to execute, this Amendment as of August 31, 2000.

TULARIK INC.
By:	/s/ DAVID V. GOEDDEL
Name: David V. Goeddel, Ph.D. Title: Chief Executive Officer
SYNTEX (U.S.A.) LLC, THROUGH ITS ROCHE BIOSCIENCE DIVISION
By:	/s/ JAMES N. WOODY
Name: James N. Woody, M.D., Ph.D. Title: President

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  EXHIBIT 10.36
AMENDMENT NO. 2 TO RESEARCH COLLABORATION AND LICENSE AGREEMENT BETWEEN TULARIK INC. AND SYNTEX (U.S.A.) LLC